UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): July 6, 2011

American Superconductor Corporation
(Exact name of registrant as specified in its charter)

DELAWARE	0-19672	04-2959321

(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)
64 Jackson Road
Devens, MA 01434
(Address of Principal Executive Offices) (Zip Code)
Registrant’s telephone number, including area code: (978) 842-3000
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02 Results of Operations and Financial Condition
On July 11, 2011, American Superconductor Corporation (the “Company”) issued a press release announcing certain matters relating to its expected results for the fiscal year ended March 31, 2011. A copy of the press release is furnished as Exhibit 99.1 hereto.
ITEM 4.02(a) Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review
On July 6, 2011, the Audit Committee of the Board of Directors of the Company concluded that the financial statements contained in the Company’s Quarterly Reports on Form 10-Q for the fiscal quarters ended September 30, 2010 and December 31, 2010 should no longer be relied upon. The Company has determined that revenues were incorrectly recorded as collectability was not reasonably assured at the time of shipment for certain of the Company’s customers in China during these quarters. For these customers, the Company plans to restate revenues based on a cash basis of accounting and expects to record revenues only to the extent that payment was received or otherwise reasonably assured during the quarter. For certain Chinese customers other than Sinovel Wind Group Co., Ltd. (“Sinovel”), the Company has determined that this method of accounting should have been applied for shipments after August 31, 2010. For Sinovel, the Company has determined that this method of accounting should have been applied for shipments after September 30, 2010. The Company had previously recognized revenues in the fiscal quarters ended September 30, 2010 and December 31, 2010 based upon customer receipt of shipments and prior to its receipt of payment for such shipments.
The Company expects that revenues for the fiscal quarter ended September 30, 2010 and December 31, 2010 will be reduced to approximately $98 million and $43 million, respectively. For the fiscal year ended March 31, 2011, the Company expects that revenues will be approximately $307 million. These amounts are preliminary and subject to further adjustment in connection with the Company’s restatement of its financial statements and the audit of its financial statements by the Company’s independent registered public accounting firm, PricewaterhouseCoopers LLP (“PwC”). The Company is in the process of determining the impact of the errors in revenue on other financial statement balances in the fiscal quarters ended September 30, 2010 and December 31, 2010 and the fiscal year ended March 31, 2011.
The Company intends to file restated financial statements for the fiscal quarters ended September 30, 2010 and December 31, 2010 and its financial statements for the fiscal year ended March 31, 2011 as soon as practicable.
In connection with these restatements, management is in the process of evaluating deficiencies in its internal control over financial reporting and has preliminarily determined that the Company may have one or more material weaknesses in its internal control over financial reporting to ensure the accuracy of revenue recognition in China. In particular, the Company identified deficiencies in its controls to evaluate and monitor customer creditworthiness and in its controls over the identification and evaluation of revenue transactions which deviated from contractually established payment terms in accordance with United States generally accepted accounting principles. As a result of these deficiencies, the Company’s disclosure controls and procedures were not effective as of the fiscal quarters ended September 30, 2010 and December 31, 2010. Currently, the Company is in the process of designing and implementing controls to remediate these deficiencies, which have not been remediated as of the fiscal year ended March 31, 2011.
The Audit Committee of the Company has discussed with PwC the matters disclosed in this Form 8-K pursuant to Item 4.02(a).
ITEM 9.01 Financial Statements and Exhibits
(d) Exhibits.

Exhibit
Number	Description
99.1	Press Release, dated July 11, 2011, issued by American Superconductor Corporation (furnished, not “filed,” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 11, 2011	AMERICAN SUPERCONDUCTOR CORPORATION

	By:	/s/ David A. Henry

David A. Henry
Senior Vice President and Chief Financial Officer